Exhibit 99.1

Ideal Power Announces $3.5 Million Private Placement

AUSTIN, Texas, November 8, 2019 (GLOBE NEWSWIRE) – Ideal Power Inc. (“Ideal Power”) (Nasdaq: IPWR), which is pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, today announced that it has entered into definitive agreements with certain institutional and accredited investors, including Dr. Lon E. Bell, Chief Executive Officer and Chairman of the Board of Ideal Power, for a private placement of Ideal Power’s common stock (or common stock equivalents) and warrants to purchase common stock for aggregate gross proceeds of $3.5 million (the “Offering”). The Offering is expected to close on or about November 13, 2019, subject to the satisfaction of customary closing conditions.

In the Offering, Ideal Power has agreed to sell an aggregate of approximately 1,413,400 shares of common stock (or common stock equivalents) at a price of $2.4763 per share (or common stock equivalent). Ideal Power will also issue to the investors warrants to purchase up to an aggregate of approximately 1,766,750 shares of common stock at an exercise price of $2.32 per share that are immediately exercisable and will expire five years from the issuance date. Ideal Power intends to use the net proceeds from this Offering for working capital and general corporate purposes.

Craig-Hallum Capital Group is acting as exclusive placement agent in connection with the Offering.

The shares of common stock and warrants (and shares of common stock underlying the warrants) issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement, Ideal Power has agreed to file a registration statement with the SEC to register the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants issued in the Offering within 30 days of the closing of the Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Ideal Power Inc.

Ideal Power (Nasdaq: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for industrial, alternative energy, military and automotive applications. The company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the expected gross proceeds from the Offering, the intended use of net proceeds from the Offering, the risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the Offering, the success of our B-TRAN™ technology, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology, whether we can continue as a going concern and uncertainties set forth in our quarterly, annual and other reports filed with the SEC. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

MZ North America

Chris Tyson

949-491-8235

IPWR@mzgroup.us

www.mzgroup.us